UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

___________

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Community Bankers Trust Corporation (the “Company”) held its annual meeting of shareholders on May 19, 2017. At the annual meeting, the shareholders of the Company took the following actions:

•	The shareholders elected each of Richard F. Bozard, William E. Hardy and S. Waite Rawls III as a director for a three-year term. The election of directors was by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Richard F. Bozard	14,484,245	126,165	3,986,915
William E. Hardy	14,446,559	163,851	3,986,915
S. Waite Rawls III	14,466,743	143,667	3,986,915

•	The shareholders approved the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2017 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

With respect to this action, there were 12,873,782 votes for, 1,271,231 votes against, 465,397 abstentions and 3,986,915 broker non-votes.

•	The shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2017 year. With respect to this action, there were 18,495,307 votes for, 73,150 votes against, and 28,868 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: May 25, 2017	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary